UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 10, 2020

EXPEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37429	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1111 Expedia Group Way W.
Seattle, Washington 98119
(Address of principal executive offices) (Zip code)
(206) 481-7200
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	EXPE	The Nasdaq Global Select Market
Expedia Group, Inc. 2.500% Senior Notes due 2022	EXPE22	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.    Entry into a Material Definitive Agreement.
Amendment to Second Amended and Restated Governance Agreement
On April 10, 2020, Expedia Group, Inc., a Delaware corporation (the “Company” or “Expedia Group”), and Barry Diller, the Company’s Chairman and Senior Executive, entered into Amendment No. 1 (the “Amendment”) to the Second Amended and Restated Governance Agreement, dated as of April 15, 2019, between the Company and Mr. Diller (the “Governance Agreement”).
The Amendment was entered into pursuant to the stipulation and order entered by the Delaware Court of Chancery on March 30, 2020 (the “Order”), and was approved by the Special Litigation Committee of the Board of Directors of the Company formed on December 3, 2019 (the “Special Litigation Committee”) to, among other things, investigate and evaluate the claims raised against certain current and former members of the Board of Directors and officers of the Company in the consolidated action captioned In re Expedia Group Stockholders Litigation, Consolidated Case No. 2019-0494-JTL (the “Delaware Litigation”). Pursuant to the Governance Agreement, the Amendment was also authorized by a majority of the Independent Directors (as defined in the Governance Agreement) of the Company.
Pursuant to the Governance Agreement, Mr. Diller has the right (the “Purchase/Exchange Right”), previously exercisable through April 26, 2020, to (1) exchange with Expedia Group (or its wholly owned subsidiary) an equivalent number of shares of common stock, par value $0.0001 per share, of Expedia Group (“Expedia Group common stock”) for, or (2) purchase from Expedia Group (or its wholly owned subsidiary), at a price per share equal to the average closing price of Expedia Group common stock for the five trading days immediately preceding notice of exercise, up to 7,276,547 shares of Class B common stock, par value $0.0001 per share, of Expedia Group.
Pursuant to the Order, Mr. Diller may not exercise the Purchase/Exchange Right prior to the Special Litigation Committee notifying Mr. Diller that it has completed its investigation of the claims raised in the Delaware Litigation (the “Completion Date”). The Amendment extends the deadline by which Mr. Diller may exercise the Purchase/Exchange Right to the close of business on the forty-fifth day following the Completion Date.
The foregoing descriptions of the Amendment and the Purchase/Exchange Right do not purport to be complete and are subject to, and qualified in their entirety by, the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and the Governance Agreement, filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 16, 2019.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Amendment No. 1, dated as of April 10, 2020, to Second Amended and Restated Governance Agreement between Expedia Group, Inc. and Barry Diller.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA GROUP, INC.

By:	/s/ Robert J. Dzielak
Robert J. Dzielak
Chief Legal Officer and Secretary
Dated: April 10, 2020